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                                                                     Exhibit 3.3

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                LINDOWS.COM, INC.


      Lindows.com, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "CORPORATION"),

      DOES HEREBY CERTIFY:

      1. That the name of the Corporation is Lindows.com, Inc. The Corporation was originally incorporated under the name of Lindoz, Inc., and the original Certificate of Incorporation and the Certificate of Amendment of the Certificate of Incorporation of the Corporation were filed with the Secretary of State of the State of Delaware on the 24th day of July, 2001, and the 3rd day of August, 2001, respectively.

      2. That by written consent of the Sole Director of the Corporation dated September 25, 2001, resolutions were duly adopted setting forth the proposed amendment and restatement of the Certificate of Amendment of Certificate of Incorporation of the Corporation. The resolution setting forth the proposed amendment and restatement is as follows:

                  RESOLVED, that the Certificate of Incorporation of the
            Corporation be, and it hereby is, amended and restated in its entirety to read as set forth in the attached Amended and Restated Certificate of Incorporation.

      3. No shares have been issued by the Corporation.

      4. That said amendment and restatement was duly adopted in accordance with the provisions of Sections 241 and 245 of the General Corporation Law of the State of Delaware. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Amendment of Certificate of Incorporation of the Corporation.

      IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer, this 25th day of September, 2001.



                                        /s/ Michael Robertson
                                        ----------------------------------------
                                        Michael Robertson
                                        President and Secretary
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                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                LINDOWS.COM, INC.

                                     I. NAME

      The name of the corporation is Lindows.com, Inc. (hereinafter sometimes referred to as the "Corporation").

                         II. REGISTERED OFFICE AND AGENT

      The address of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, in the City of Dover, County of Kent. The name of its registered agent at such address is National Registered Agents, Inc.

                                  III. PURPOSE

      The nature of the business of the Corporation and the objects or purposes to be transacted, promoted or carried on by it are as follows: to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                   IV. SHARES

      A. Total Authorized Stock; Classes of Stock. The total number of shares of all classes of capital stock which the corporation shall have authority to issue is One Hundred Fifty Million (150,000,000), consisting of Seventy Million (70,000,000) shares of common stock, with a par value of $0.0001 per share ("Common Stock"), and Eighty Million (80,000,000) shares of preferred stock, with a par value of $0.0001 per share ("Preferred Stock").

      B. Rights, Preferences and Restrictions of Preferred Stock. Any of the shares of Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series. The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Stock, which series shall consist of Fifty-Two Million Seven Hundred Fifty Thousand (52,750,000) shares (the "Series A Preferred Stock"), are as set forth below in this Article IV(B). Subject to the limitations and restrictions set forth in this Article IV, the Board of Directors by resolution or resolutions, is authorized to create or provide for any such series, and to fix the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation, the authority to fix or alter the dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking and purchase fund provisions), the redemption price or prices, the dissolution preferences and the rights in respect to any distribution of assets of any wholly unissued series of Preferred Stock and the number of shares constituting any such series, and the designation thereof, or any of them and to increase or decrease the number of shares of any series so created, subsequent to the issue of that series but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status


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which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

      There shall be no limitation or restriction on any variation between any of the different series of Preferred Stock as to the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof; and the several series of Preferred Stock may, except as hereinafter otherwise expressly provided, vary in any and all respects as fixed and determined by the Board of Directors, providing for the issuance of the various series; provided, however, that all shares of any one series of Preferred Stock shall have the same designation, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions.

            1. Dividends.

                  (a) The Series A Preferred Stock shall be entitled to receive dividends when and as declared by the Board of Directors out of funds legally available therefor, on the Common Stock and in parity with such stock.

                  (b) In the case of any dividend being declared upon the Common Stock, the dividend which shall be declared upon each share of Series A Preferred Stock as a condition to such dividend upon the Common Stock shall be equal in amount to the dividend payable upon that number of shares of Common Stock acquirable upon conversion of a share of Series A Preferred Stock immediately before the declaration of such dividend, with such conversion being based on the applicable "Conversion Price" determined in accordance with Section 4 as of the record date for the declaration of such dividend on the Common Stock.

            2. Liquidation, Dissolution Or Winding Up.

                  (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any Preferred Stock of the Corporation ranking on liquidation prior and in preference to the Series A Preferred Stock (such Preferred Stock that is senior to the Series A Preferred Stock being referred to hereinafter as "Senior Stock") upon such liquidation, dissolution or winding up, but before any payment shall be made to the holders of Common Stock or other Preferred Stock, if any, ranking on liquidation after the Series A Preferred Stock ("Junior Stock"), an amount equal to $0.09478 per share ("Liquidation Preference") plus any declared and unpaid dividends on such share for each share of Series A Preferred Stock then held by them. The Liquidation Preference shall be subject to appropriate adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares of Series A Preferred Stock. If upon any such liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation available for the distribution to its stockholders after payment in full of amounts required to be paid or distributed to holders of any Senior Stock shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock, and any class of stock ranking on liquidation on a parity with the Series A Preferred Stock (such Preferred Stock ranking on liquidation on parity with the Series A Preferred Stock being referred to as


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"Parity Stock"), shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable with respect to the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

                  (b) After the payment of all preferential amounts required to be paid to the holders of any Senior Stock and Series A Preferred Stock and any other series of Preferred Stock upon the dissolution, liquidation or winding up of the Corporation, any remaining assets and funds of the Corporation available for distribution to the Company's stockholders shall be distributed pro rata to the Common Stock.

            3. Voting Rights. The holder of each share of Series A Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series A Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded to be nearest whole number (with one-half being rounded upward).

            4. Conversion.

                  (a) Conversion Rights. The holders of the outstanding shares of Series A Preferred Stock have the following conversion rights as follows ("Conversion Rights"):

      (i) Right to Convert. Each share of Series A Preferred Stock will be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $0.09478 (the "Original Series A Issue Price") by the Conversion Price applicable to such share, determined as hereinafter provided, in effect on the date the certificate evidencing such share is surrendered for conversion. The initial Conversion Price per share for shares of Series A Preferred Stock shall be the Original Series A Issue Price; provided, however, that the Conversion Price for the Series A Preferred Stock shall be subject to adjustment as set forth in subsection (c) of this Section 4.

      (ii) Automatic Conversion. Each share of Series A Preferred Stock shall be automatically converted into shares of Common Stock at the Conversion Price at the time in effect for such Series A Preferred Stock immediately upon the earlier of (i) the Corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, the public offering price of which is not less than $10,000,000 in the aggregate; (ii) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions


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            (including, without limitation, any reorganization, merger or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation); (iii) a sale of all or substantially all of the assets of the Corporation; unless the Corporation's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity; or (iv) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series A Preferred Stock.

                  (b) Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

                  (c) Adjustments to Conversion Price. The Conversion Price of the Series A Preferred Stock shall be subject to adjustment from time to time as follows:

      (i) In the event the Corporation should, at any time or from time to time after the date upon which any shares of Series A Preferred Stock were first issued (the "Purchase Date"), fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.


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      (ii)  If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

                  (d) Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(c)(i), then, in each such case for the purpose of this subsection 4(d), the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

                  (e) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4) provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                  (f) Fractional Shares. No fractional shares shall be issued upon conversion of any share or shares of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. The number of shares issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                  (g) Reservation of Stock Issuable Upon Conversion. The Corporation shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be deemed sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock.

            5. No Redemption Rights. The Series A Preferred Stock shall not be subject to redemption, whether at the option of either the Corporation or any holder of the Series A Preferred Stock.


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      B. Common Stock.

            1. Dividends. The holders of shares of Common Stock shall be entitled to receive such dividends as from time to time may be declared by the Board of Directors of the Corporation, subject to the provisions of subdivision B of this Article IV with respect to rights of holders of the Preferred Stock.

            2. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation whether voluntary or involuntary, after any preferential amounts to be distributed to the holders of any series of Preferred Stock then outstanding the holders of Common Stock shall share ratably based upon the number of shares of Common Stock held by them in all of the remaining assets of the Corporation available for distribution to its stockholders.

            3. Voting Rights. Except as otherwise required by law and subject to the provisions set forth in this Article IV, the holders of Common Stock issued and outstanding shall be entitled to one vote for each share thereof held.

                              V. BOARD OF DIRECTORS

      The Board of Directors is expressly authorized to make, alter, or repeal the Bylaws of the Corporation.

                            VI. ELECTION OF DIRECTORS

      Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide. The number of directors shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in the previously authorized directorships at the time any such resolution is presented to the Board for adoption).

                                 VII. CREDITORS

      Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on


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all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                                VIII. AMENDMENTS

      The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


                             IX. DIRECTOR LIABILITY

      A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.


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